EXECUTION COPY
CONSENT AGREEMENT
     This Consent Agreement (“Agreement”) is dated as of August 24, 2005, and is made by and between Bally Total Fitness Holding Corporation, a Delaware corporation (“Bally” or the “Company”), and the Person listed on the signature page attached hereto (the “Holder”). Certain capitalized terms used herein and not otherwise defined have the meanings set forth in Article VI hereof.
     WHEREAS, the Holder is the beneficial owner of $0.5 million in aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2007 of the Company (the “Notes”) issued pursuant to the Indenture, dated as of December 16, 1998, between the Company and U.S. Bank National Association, as trustee (the “Indenture”); and
     WHEREAS, the Company desires to seek waivers through November 30, 2005 (the “Waiver”) of any Default or Event of Default (as such terms are defined in the Indenture) arising from the failure to comply with the covenants set forth in Sections 7.4 and 10.17 of the Indenture, which require Bally to file with the SEC, and furnish to the Trustee and holders of Notes, the reports required to be filed by the Company pursuant to the Exchange Act; and
     WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending, modifying or changing the Indenture or the Notes; and
     WHEREAS, Section 5.13 of the Indenture provides that the holders of at least a majority in aggregate principal amount of the outstanding Notes may waive any past Default under the Indenture; and
     WHEREAS, to effect the Waiver, the Company and the Trustee must enter into a indenture supplemental to the Indenture (the “Supplemental Indenture”) in accordance with Section 9.2 of the Indenture that includes a waiver of past Defaults under Section 5.13 of the Indenture; and
     WHEREAS, the Holder (along with other holders who together with the Holder beneficially own a majority in aggregate principal amount of Notes outstanding under the Indenture) has agreed with the Company to consent to the Waiver, subject to the conditions set forth below; and
     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Bally and the Holder hereby agree as follows:
ARTICLE I
DELIVERY OF CONSENT FOR WAIVER AND RELATED MATTERS
     Section 1.1 (a) Acknowledgement. The Holder acknowledges that Bally has failed to file or may fail to file with the SEC, and has failed or may fail to furnish to holders of Notes and the Trustee certain of the reports and notices required by Sections 7.4, 10.17 and 10.18(b) of the Indenture and applicable provisions of the Exchange Act.
     (b) Waiver. Pursuant to Sections 5.13, 9.2 and 10.19 of the Indenture, subject to Article V below, the Holder hereby irrevocably waives any Default or Event of Default that has arisen or may arise under the Indenture as a result of a failure by Bally to comply fully with Sections 7.4, 10.17 and 10.18(b) of the Indenture at any time prior to the close of business on November 30, 2005 and hereby authorizes the Trustee to enter into the Supplemental Indenture in form and substance satisfactory to the Trustee for purposes of implementing the foregoing waiver; provided, however, that in no event shall this waiver be effective with respect to any Default or Event of Default that exists or would exist after the close of business on November 30, 2005 if Bally fails to comply fully with the provisions of Sections 7.4, 10.17 or 10.18(b) of the Indenture prior to 5PM, eastern standard time, on November 30, 2005. Upon execution of the Supplemental Indenture, the Notice of Default delivered by the Holder on August 4, 2005 shall be withdrawn and shall no longer be effective.
     Section 1.2 Further Action by Holder. As soon as practicable after the effectiveness of the Waiver as provided in Article V below, the Holder shall instruct the DTC Participant(s) through which it beneficially owns the Notes to execute and deliver a consent form and shall instruct such DTC Participant(s) to take all such further action as may be necessary to effect the consent of the Holder evidenced by this Agreement on behalf of such Holder. In addition, the Holder shall, at the written request of Bally, at any time and from time to time following the execution of this Agreement execute and deliver to Bally all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement and the transactions contemplated hereby.
     Section 1.3 Delivery of Consent for Waiver; Consent Payment. Upon execution of this Agreement, the Holder shall be deemed to have transferred and delivered to Bally or any of its Agents, its consent to the Waiver as set forth in Section 1.1(b). When (i) Bally receives sufficient consents so that, when taken together with this Agreement, it has received consents from a majority in aggregate principal amount of Notes outstanding under the Indenture and (ii) the other conditions set forth in Article V are either satisfied or waived, it will enter into the Supplemental Indenture with the Trustee as soon as practicable, but in no event later than 2 business days thereafter. In consideration of such consent to the Waiver, Bally shall, at the election of the holder thereof, either pay $20.00 in cash per $1,000 principal amount of Notes beneficially owned by the Holder or shall cause its transfer agent and registrar (the “Transfer Agent”) to issue and deliver to the Holder certificates representing 9.2308 shares (collectively, the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), per $1,000 in principal amount of Notes beneficially owned by such Holder (the “Consent Fee”), in each case subject to compliance with applicable law. The Company will pay the Holder the Consent Fee in cash or instruct its transfer agent to issue the Shares representing the Consent Fee, as applicable, within two business days after the execution of the Supplemental Indenture, and, as applicable will instruct the transfer agent to deliver the Shares in payment of the Consent Fee as promptly as practicable thereafter. Fractional shares that would otherwise be issuable will be rounded to the nearest whole number, with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down.

     Section 1.4 Restricted Securities. If the Holder elects to receive Common Stock pursuant to Section 1.3 above, the Holder understands that the Shares are being issued only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Shares have not been registered under the Securities Act or any other applicable securities law, that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that (A) prior to the expiration of the holding period applicable to sales of restricted securities pursuant to Rule 144 under the Securities Act, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction (i) (a) in a transaction meeting the requirements of Rule 144 under the Securities Act, (b) outside the U.S. to a foreign purchaser in a transaction meeting the requirements of Regulation S, or (c) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act and state securities laws, (ii) to Bally or (iii) pursuant to an effective registration statement under the Securities Act and (B) the Holder will notify any subsequent purchaser from it of the resale restrictions set forth in (A) above, if then applicable. The Holder agrees that the certificates representing any Shares issued hereunder shall bear a restrictive legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR LAWS.”
     Section 1.5 Consent Payment to Other Holders of Notes. After the execution of this Agreement and the Supplemental Indenture, the Company agrees to make a consent payment in exchange for a Waiver to all other holders of Notes (other than Tennenbaum Capital Partners and its related parties who have executed an agreement similar to this Agreement) who have certified to the Company that they are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of either $20.00 in cash or 9.2308 shares of Common Stock per $1,000 principal amount of Notes held by such other holders, at the election of the holder thereof, subject to compliance with applicable law. All other holders of Notes who have not certified to the Company that they are “accredited investors” will be paid $20.00 in cash per $1,000 principal amount of Notes held by such holders in exchange for a Waiver.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BALLY
     The Company represents and warrants to the Holder as follows:
     Section 2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (i) to own, lease and operate its properties, to carry on its business as now being conducted and (ii) to execute, deliver and perform its obligations under this Agreement, including entering into the Supplemental Indenture, and the other agreements to be executed by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby. The Company and its Subsidiaries are duly qualified to do business and are in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on their business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has no equity investment in any person other than its Subsidiaries.
     Section 2.2 Issuance of the Shares. The Shares will be duly authorized and when issued in accordance with the terms hereof will be validly issued, fully paid and nonassessable. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire the Shares.
     Section 2.3 Consent Agreement and Other Transaction Documents. This Agreement and the other agreements and instruments contemplated hereby have been duly and validly authorized by the Company, this Agreement has been, and each of the other agreements contemplated by this Agreement will be, duly executed and delivered by the Company and this Agreement is, and each of the other agreements contemplated by this Agreement will be, a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 2.4 Non-Contravention. The execution and delivery by the Company of this Agreement and the other agreements and transactions contemplated hereby to which the Company is a party, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the charter documents of the Company; (ii) conflict with or result in a breach by the Company or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or Governmental Body having jurisdiction over the Company or any of its properties or assets.
     Section 2.5 Certain Securities Law Matters. Assuming the accuracy of the representations and warranties of the Holder set forth in Article III hereof, the Shares may be issued to the Holder pursuant to this Agreement without registration under the Securities Act by reason of Section 4(2) thereof and similar provisions under applicable state securities laws.

     Section 2.6 Capitalization. The authorized capital stock of the Company is (a) 60,200,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have no preemptive rights and, to our knowledge, have been issued in accordance with applicable securities laws. As of June 30, 2005, there were: (a) 34,645,133 shares of Common Stock outstanding and (b) there were no shares of Preferred Stock outstanding. As of August 4, 2005, the Company had outstanding options, warrants and similar rights entitling the holders to purchase or acquire 4,753,600 shares of Common Stock and 1,404,570 shares of Common Stock reserved for future grants under the Company’s equity incentive plans. Other than as set forth in the preceding sentence, the Company does not have outstanding any securities (or obligation to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any of its Subsidiaries.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
     The Holder represents and warrants to the Company as follows:
     Section 3.1 Organization and Standing of the Holder. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder.
     Section 3.2 Consent Agreement and Other Transaction Documents. This Agreement and each other agreement contemplated hereby to which the Holder is a party have been duly and validly authorized on behalf of the Holder. This Agreement has been, and each of the other agreements contemplated by this Agreement will be, duly executed and delivered by the Holder and this Agreement is, and each of the other agreements contemplated by this Agreement will be, a valid and binding obligation of the Holder enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 3.3 Non-Contravention. The execution and delivery by the Holder of this Agreement and the transactions contemplated hereby to which the Holder is a party, do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the organizational documents of the Holder; (ii) conflict with or result in a breach by the Holder or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Holder is a party or by which the Holder or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or Governmental Body having jurisdiction over the Holder or any of its properties or assets.
     Section 3.4 Ownership. The Holder is the beneficial owner of the aggregate principal amount of Notes as set forth under Holder’s name on the signature page hereto. There are no outstanding agreements, arrangements or understandings under which such Holder or its nominee may be obligated to Transfer any of the Notes.
     Section 3.5 Investor Representations. If the Holder elects to receive Common Stock pursuant to Section 1.3 above: (a) the Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquisition of the Shares, including investments in securities issued by the Company; (b) the Holder is acquiring the number of Shares set forth in Section 1.3 and 1.5 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (c) the Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and (d) the Holder understands that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the shares of Common Stock.
     Section 3.6 Information Provided. The Holder has received and has had an opportunity to review, and has been furnished with, all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares which have been requested by the Holder. In that regard, the Holder acknowledges that Bally has failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004, March 31, 2005 and June 30, 2005, and that the Audit Committee of the Company’s Board of Directors has determined that the previously issued financial statements for the years ended December 31, 2000 through 2003 and the quarter ended March 31, 2004 should not be relied upon. The Holder has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries; and if the Holder elects to receive Common Stock pursuant to Section 1.3 above, the Holder understands that its investment in the Shares involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Shares.
     Section 3.7 Terms of Consent. The terms of this Agreement were the result of negotiations between the Holder, the Company, and representatives of the Company and the Holder and the Holder was given the opportunity to review and comment upon the proposed terms of this Agreement.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES
     Section 4.1 Further Action by Bally. Bally shall, at the written request of the Holder, at any time and from time to time following the execution of this Agreement, execute and deliver to the Holder all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement and the transactions contemplated hereby.
     Section 4.2 Publicity. Neither the Company nor the Holder shall, nor shall they permit their respective Agents to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or the NYSE; provided further, that the Company shall not specifically name the Holder in any such release without the prior approval of the Holder unless specifically required by applicable law or the NYSE to name the Holder. The Company and the Holder shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.
     Section 4.3 (a) Registration of Shares. Promptly after the execution of this Agreement, the Company will enter into a customary registration rights agreement for the benefit of the holders that will be issued shares of Common Stock in exchange for the Waiver (the “Eligible Holders”), which will provide that at such time as the Company becomes eligible to use a short form registration statement on Form S-3 or any successor form, upon written request from Eligible Holders holding a majority of the shares of Common Stock issued in exchange for the Waiver, the Company shall use commercially reasonable efforts to file a shelf registration statement as soon as practicable, but in no event later than 30 days after such written notice is delivered, registering the resale of the Shares by the Eligible Holders thereof pursuant to Rule 415 under the Securities Act and have such shelf registration statement declared effective as soon as practicable. So long as any Eligible Holder owns Shares, the Company will file any amendments and/or supplements to the shelf registration statement under the Securities Act covering the sale of the Shares by the Eligible Holder, and supplement and keep current any prospectus forming a part of such shelf registration statement, as may be necessary to permit the Company to comply with the Securities Act and the rules and regulations thereunder through the second anniversary of the issue date of the Shares. The Company’s obligation to file the shelf registration statement and keep it current shall depend on the Company receiving from the Eligible Holders in writing such information regarding the Eligible Holders and the distribution of the Shares as the Company may, from time to time, reasonably request. Notwithstanding anything to the contrary herein, the Company may delay or suspend the effectiveness of the shelf registration statement, for a reasonable period of time, but not in excess of an aggregate of 60 days in any calendar year, if the Company provides to the Eligible Holders a certificate executed by the chief executive officer of the Company certifying that the Board of Directors of the Company has determined reasonably and in good faith that the initial effectiveness of the shelf registration statement or the continuing effectiveness thereof would require the disclosure of material, non-public information that would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. Until such time as the shelf registration statement is declared effective, the Eligible Holders shall also be granted “piggyback” registration rights with respect to any registration proposed by the Company of its Common Stock (other than on Forms S-8 or S-4).
     (b) All expenses incident to the Company’s performance of or compliance with its obligations under the registration rights agreement will be borne by the Company, including, without limitation, the reimbursement of the Eligible Holders for the reasonable expenses of one legal counsel incurred relating to the registration of the Shares and the Additional Shares as set forth above.
ARTICLE V
CONDITIONS TO EFFECTIVENESS
     The effectiveness of the Waiver provided by the Holder pursuant to Section 1.1 of this Agreement and the obligation of the Company to pay the Consent Fee pursuant to Section 1.3 of this Agreement are subject to the following conditions:
     Section 5.1 Consents. Bally having received: (i) requisite consents from holders of its Senior Notes in order to effect a proposed waiver under the Senior Note Indenture similar to the Waiver; (ii) consents relating to the Waiver and the similar waiver under the Senior Note Indenture and the related consent payments having been received from the necessary lenders under the Credit Agreement.
     Section 5.2 No Violations. In the sole judgment of the Company, there shall not be any law or regulation, any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make lawful, invalid or enjoin the implementation of the Waiver or payment of the Consent Fee or that would question the legality or validity thereof.
ARTICLE VI
DEFINITIONS
     Section 6.1 Definitions. As used in this Agreement, in addition to the terms defined elsewhere, the following terms shall have the meanings set forth below, unless the context otherwise requires:
     “Action” shall mean any action, suit or legal, administrative or arbitral proceeding or investigation before any Governmental Body.
     “Agent” shall mean, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.
     “Credit Agreement” shall mean the Credit Agreement, dated as of November 18, 1997 (as amended and restated as of October 14, 2004), among Bally Total Fitness Holding Corporation, as Borrower, the Several Banks and Other Financial Institutions Parties Thereto,

JPMorgan Chase Bank, as Agent, Deutsche Bank Securities Inc., as Syndication Agent, LaSalle Bank National Association, as Documentation Agent, and JPMorgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner.
     “DTC” shall mean The Depository Trust Company, a limited purpose trust company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Governmental Body” shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof, or any federal or state court or arbitrator.
     “Holder” shall have the definition set forth in the first paragraph of this Agreement and all of its successors and assigns.
     “Lien” shall mean any lien, pledge, mortgage, security interest, charge, option or other encumbrance or adverse claim of any kind.
     “Losses” shall mean, with respect to any Person, all losses, claims, damages, liabilities (including cost of preparation and attorneys’ fees) and out-of-pocket expenses of such Person.
     “Participant” shall mean a participating organization in DTC.
     “Person” means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or governmental agency.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Note Indenture” means the Indenture, dated as of July 2, 2003 (as supplemented on July 22, 2003), by and among Bally Total Fitness Holding Corporation, as Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee.
     “Senior Notes” means the 10 1/2% Senior Notes due 2011 of Bally Total Fitness Holding Corporation.
     “Subsidiary” means any Person, a majority of the capital stock of which is owned by the Company or another Subsidiary of the Company.
     “Trustee” shall mean U.S. Bank National Association.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Costs, Expenses and Taxes. Each party shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and the issuance of the Shares and payment of the cash consideration; provided, however, that the Company will pay for the reasonable fees and expenses of counsel to the Holder in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any actions requested by the Company pursuant to Section 1.2. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the delivery of consent for the cash and Shares.
     Section 7.2 Survival of Representations. The representations, warranties, covenants and agreements of the Holder and the Company contained in this Agreement shall survive the execution of the Supplemental Indenture.
     Section 7.3 Prior Agreements. This Agreement and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.
     Section 7.4 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
     Section 7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.
     Section 7.6 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.
     Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
     Section 7.8 Assignment; Binding Effect. The Holder shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of Bally, and Bally shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement will limit or otherwise restrict the ability of the Holder to transfer its Notes, but the consent of such Holder to the Waiver will bind every subsequent holder of the Notes.
     Section 7.9 Waiver; Remedies. No delay on the part of any Holder or Bally in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any Holder or Bally of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this

Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     Section 7.10 Amendment. This Agreement may be modified or amended only by written agreement of the parties to this Agreement.
     Section 7.11 Termination. This Agreement shall automatically terminate without any action by the parties hereto if the Supplemental Indenture implementing the Waiver has not been executed and become effective by 6:00pm Eastern Daylight Time on September 2, 2005. In addition, this Agreement may be terminated at the option of the Holder if Tennenbaum Capital Partners terminates that certain Consent Agreement between it and the Company dated as of August 24, 2005.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

	By:	/s/ Marc D. Bassewitz

	Name:	Marc D. Bassewitz

	Title:	Senior Vice President, General Counsel

Corporate Secretary

NAME OF BENEFICIAL HOLDER:

Date: August 24, 2005

CASCADE INVESTMENT, LLC

	By:	/s/ Kevin S. Buckle

	Name:	Kevin S. Buckle

	Title:	Senior Vice President

Grandview Capital Management, LLC

As Investment Advisor

Aggregate Principal Amount Held:

$0.5 million of principal amount of Notes

Name of Custodian:

MELLON TRUST OF NEW ENGLAND, N.A.